UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2009

FLEXTRONICS INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore	018989
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (b) On April 14, 2009, Ambassador Rockwell A. Schnabel announced that he will retire from the Board prior to Flextronics International Ltd.’s (the “ Company’s ”) 2009 Annual General Meeting.

     (d) Also on April 14, 2009, Mr. William D. Watkins was appointed to the Company’s Board of Directors. Mr. Watkins joined the board as an independent director. Mr. Watkins has also been appointed to serve on the Audit Committee of the Board of Directors. There is no arrangement or understanding between Mr. Watkins and any other person pursuant to which he was appointed as a director.

     Pursuant to the Company’s non-management directors’ compensation programs, Mr. Watkins will be entitled to receive: (i) annual cash compensation of $60,000, payable quarterly in arrears, for services rendered as a director; (ii) additional annual cash compensation of $15,000, payable quarterly in arrears, for participation on the Audit Committee, (iii) upon his appointment, an automatic grant of options to purchase 25,000 shares, with an exercise price equal to the grant date fair market value, which shall vest 25% on the first anniversary and in 36 equal monthly installments thereafter; (iv) an annual automatic grant of 12,500 options on the date of each annual general meeting, which shall vest 25% on the first anniversary and in 36 equal monthly installments thereafter; and (v) an annual stock bonus award following each annual general meeting of shareholders having an aggregate fair market value of $100,000. The Company’s Articles of Association provide that, subject to the Singapore Companies Act, every director shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto. Our directors are covered by indemnification agreements with the Company and a wholly-owned subsidiary which provide for indemnification to the maximum extent permitted by applicable law. The Company also has obtained a policy of directors’ and officers’ liability insurance that will insure directors against the costs of defense, settlements and judgments in connection with proceedings in which our directors are involved by reason of having served as directors or agents of the Company.

     The foregoing description of the Company’s non-management directors’ compensation programs is qualified by reference to the description included in the definitive proxy statement for the Company’s 2008 Annual General Meeting, which was filed with the Securities and Exchange Commission on July 29, 2008.

     On April 15, 2009, the Company issued a press release announcing Mr. Schnabel’s retirement announcement and Mr. Watkins’ appointment, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

          The following exhibit is filed with this Report on Form 8-K:

Exhibit
No.	Description

99.1	Press Release, dated April 15, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: April 15, 2009

By:     /s/ Paul Read
Name:   Paul Read
Title:   Chief Financial Officer

Exhibit Index

Exhibit
No.	Description

99.1	Press Release, dated April 15, 2009, issued by Flextronics International Ltd.